Exhibit 99.1

EFiled: Jan 16 2015 11:16AM EST Transaction ID 56616875 Case No. 7646-VCP

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HERBERT SILVERBERG, Derivatively	)
on Behalf of DENDREON	)
CORPORATION,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 7646-VCP
)
MITCHELL H. GOLD, RICHARD F.	)
HAMM, GREGORY T. SCHIFFMAN,	)
MARK W. FROHLICH, SUSAN B.	)
BAYH, RICHARD B. BREWER,	)
GERARDO CANET, BOGDAN	)
DZIURZYNSKI, DAVID L. URDAL, and	)
DOUGLAS G. WATSON,	)
)
Defendants,	)
)
-and-)
)
DENDREON CORPORATION,	)
)
Nominal Defendant.	)

SCHEDULING ORDER WITH RESPECT

TO NOTICE AND SETTLEMENT HEARING

WHEREAS, the parties to the above-captioned action (the “Action”), as well as the parties to actions captioned In re Dendreon Corp. Deriv. Action, Master No. 2:11-cv-01345-JLR (W.D. Wash.) and In re Dendreon Corp. S’holder Deriv. Litig., Lead No. 11-2-29626-1 SEA (Super. Ct. Wash. King. County) (together with the Action, the “Actions”) have entered into a Stipulation of Compromise and

Settlement dated November 6, 2014 (the “Stipulation”), which sets forth the terms and conditions for the proposed settlement and dismissal with prejudice of the Actions, subject to review and approval by this Court pursuant to Court of Chancery Rule 23.1 upon notice to the current stockholders of nominal defendant Dendreon Corporation (“Dendreon”);

NOW, upon application of the parties, after review and consideration of the Stipulation filed with the Court and the exhibits annexed thereto,

IT IS HEREBY ORDERED this 16th day of January, 2015 as follows:

1. A hearing (the “Settlement Hearing”) shall be held on March 30, 2015, at 2:00 p.m. in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to (a) determine whether the proposed settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of Dendreon and its current stockholders; (b) determine whether the Court should finally approve the Stipulation and enter the Order and Final Judgment (the “Judgment”) as provided in the Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims (as defined in the Stipulation); (c) hear and determine any objections to the proposed settlement; (d) rule on plaintiffs’ counsel’s Fee and Expense Application(s) (as defined in the Stipulation); and (e) rule on such other matters as the Court may deem appropriate.

2. The Settlement Hearing may be adjourned by the Court from time to time without further notice to anyone other than the parties to the Actions and any Objectors (as defined herein).

3. The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice.

4. The Court approves, in form and content, the Notice of Pendency of Settlement of Action (the “Notice”) attached hereto as Exhibit B, and finds that the giving of notice substantially in the manner set forth herein meets the requirement of Court of Chancery Rule 23.1 and due process, and is the best notice practicable under the circumstances. Within ten (10) business days after entry of the Scheduling Order, and no less than 60 days before the Settlement Hearing, Dendreon shall: (i) post a copy of the Notice and Stipulation on the Company’s website; (ii) file a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes the Notice, which shall refer Current Dendreon Stockholders to Dendreon’s website for more information, including a copy of the Stipulation; and (iii) commence mailing the Notice to Current Dendreon Stockholders. All of the expenses related to the distribution of the Notice shall be paid in accordance with the terms of the Stipulation.

5. At least ten (10) business days prior to the Settlement Hearing, Dendreon’s counsel shall file an appropriate affidavit attesting to provision of the Notice in accordance with this Order.

6. As set forth in the Notice, any record or beneficial stockholder of Dendreon who objects to the Stipulation, the proposed Judgment to be entered and/or the Fee and Expense Application(s), who wishes to be heard (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the settlement, or, if approved, the Judgment to be entered thereon, unless he, she, or it has, no later than ten (10) business days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served (electronically, by hand, or by overnight mail) on counsel, at the addresses below, the following: (a) proof of current ownership of Dendreon stock; (b) a written notice of the Objector’s intention to appear; (c) a detailed statement of the objections to any matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider.

Carmella P. Keener, Esq.

Rosenthal Monhait & Goddess, P.A.

919 Market Street, Suite 1401

Citizens Bank Center

P.O. Box 1070

Wilmington, DE 19899

ckeener@rmgglaw.com

Jeffrey S. Abraham, Esq.

Abraham, Fruchter & Twersky, LLP

One Penn Plaza, Suite 2805

New York, NY 10119

jabraham@aftlaw.com

Attorneys for Plaintiff Herbert Silverberg

William B. Federman, Esq.

Federman & Sherwood

10205 N. Pennsylvania Avenue

Oklahoma City, OK 73120

wbf@federmanlaw.com

Shannon L. Hopkins, Esq.

Levi & Korsinky, LLP

30 Broad Street, 24th Floor

New York, NY 10004

shopkins@zlk.com

Attorneys for Plaintiffs Paula Nicholas

and Fang Liu

Craig W. Smith, Esq.

Robbins Arroyo, LLP

600 B Street, Suite 1900

San Diego, CA 92101

csmith@robbinsarroyo.com

Frank J. Johnson, Esq.

Johnson & Weaver, LLP

110 West “A” Street, Suite 750

San Diego, CA 92101

frankj@johnsonandweaver.com

Attorneys for Plaintiffs James M. McCallion

And David Wallace

Kenneth J. Nachbar, Esq.

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street, 16th Floor

P.O. Box. 1347

Wilmington, DE 19899

knachbar@mnat.com

Attorneys for Nominal Defendant

Dendreon Corporation

Norman J. Blears, Esq.

Sidley Austin LLP

1001 Page Mill Road

Building 1

Palo Alto, CA 94304

nblears@sidley.com

Michael L. Charlson, Esq.

Vinson & Elkins LLP

525 Market Street, Suite 2750

San Francisco, CA 94105

mcharlson@velaw.com

Raymond J. DiCamillo, Esq.

Richards, Layton & Finger, PA

One Rodney Square

920 North King Street

Wilmington, DE 19801

dicamillo@rlf.com

Attorneys for Defendants

Susan B. Bayh, Hans E. Bishop,

Gerardo Canet, Bogdan Dziurzynski,

Mark W. Frohlich, Pedro Granadillo,

Richard J. Ranieri, Gregory T. Schiffman,

David C. Stump, David L. Urdal and

Douglas G. Watson

Robert M. Sulkin, Esq.

McNaul Ebel Nawrot & Helgren PLLC

600 University Street, Suite 2700

Seattle, WA 98101

rsulkin@mcnaul.com

Collins J. Seitz, Jr., Esq.

Seitz Ross Aronstam & Moritz LLP

100 S. West Street, Suite 400

Wilmington, DE 19801

cseitz@seitzross.com

Attorneys for Defendant Mitchell H. Gold, M.D.

Bahram Seyedin-Noor, Esq.

Alto Litigation

4 Embarcadero Center, Suite 1400

San Francisco, CA 94111

bahram@altolit.com

Kurt M. Heyman, Esq.

Proctor Heyman LLP

300 Delaware Avenue

Wilimington, DE 19801

kheyman@protorheyman.com

Attorneys for Defendant Richard F. Hamm

7. Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Stipulation or the Fee and Expense Application(s), and will otherwise be bound by the Judgment to be entered and the releases to be given.

8. At least fifteen (15) business days prior to the Settlement Hearing, plaintiffs’ counsel shall file with the Court a brief in support of the settlement and plaintiffs’ counsel’s Fee and Expense Application(s). Any objections to the Fee and Expense Application(s) shall be filed and served no later than ten (10) business days prior to the Settlement Hearing.

9. At least five (5) business days prior to the Settlement Hearing, the parties to the Stipulation may file with the Court a response brief to any objections made by an Objector pursuant to Paragraph 6, above, and plaintiffs may file and serve a brief response to any objections to the Fee and Expense Application(s).

10. In the event that the Stipulation is not approved by the Court, the settlement and any actions taken in connection therewith shall become null and void for all purposes, and all negotiations, transactions, and proceedings connected with it: (a) shall be without prejudice to the rights of any party thereto; (b) shall not be deemed to be construed as evidence of, or an admission by any party of any fact, matter, or thing; and (c) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Action or any other action or proceeding. The parties shall be deemed to have reverted to their respective status in the Actions as of the date and time immediately prior to the execution of the Stipulation, and, except as otherwise expressly provided, the parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

11. All discovery and other proceedings in this Action (except as may be necessary to carry out the terms and conditions of the proposed settlement) are hereby stayed and suspended until further order of the Court. Except as provided in the Stipulation, pending final determination of whether the Stipulation should be approved, all parties to the Actions are hereby enjoined against instituting, commencing, prosecuting, continuing, or in any way participating in, whether directly, representatively, individually, derivatively on behalf of Dendreon, or in any other capacity, any action or other proceeding asserting any Released Claims.

12. The Court may, for good cause shown, extend any of the deadlines set forth in this Order without further notice to anyone other than the parties to the Stipulation and any Objectors.

/s/ Donald F. Parsons, Jr.
Vice Chancellor Donald F. Parsons, Jr.